Exhibit 99.1

Media Contact	Investor Relations
Vicki Contavespi	Jessica Bartlow
T+ 1.571.209.7600	T+ 1.703.678.2114
vicki.contavespi@icxt.com	jessica.bartlow@icxt.com

ICX TECHNOLOGIES REPORTS THIRD-QUARTER 2008 RESULTS

Achieves Profitability and Positive Cash Flow

Arlington, Va. (Nov. 13, 2008) – ICx Technologies, Inc. (Nasdaq GS: ICXT), a developer of advanced sensor technologies for homeland security, force protection and commercial applications, announced today its operating and financial results for the third quarter ended Sept. 30, 2008.

Third-Quarter Financials

For the quarter ended Sept. 30, 2008, the company reported revenue of $45.0 million, compared to $34.2 million for the quarter ended Sept. 30, 2007, representing a 31 percent increase year-over-year. With respect to adjusted EBITA, the company achieved its first positive quarter, showing profits of $0.9 million, an improvement of $4.7 million over the third quarter in 2007.

Because of the adjusted EBITDA profit and an increased focus on cash management, the company improved operating cash flow from a loss of $3.2 million in the third quarter of 2007 to a gain of $6.9 million in the third quarter of 2008, marking the first cash-flow-positive quarter for ICx. The cash balance on Sept. 30, 2008 was $45.7 million, up from $40.9 million on June 30, 2008. Funded backlog increased to $114 million at the end of the quarter, a 115 percent year-over-year increase from $53 million on Sept. 30, 2007 and up 52 percent from the $75 million reported on June 30, 2008.

“This quarter marked two giant leaps forward for our young company. First, largely based on strong operating results and our focus on improved cash management, we have positive cash flow for the first time in our history. During the same period, the U.S. Military also gave us a significant vote of confidence by selecting us to prime one of its key programs for the future of our nation’s defense” said Hans Kobler, Chairman and CEO of ICx Technologies. “The Joint Nuclear, Biological, Chemical Reconnaissance System win is a great confirmation of our strategy and helps us continue to secure future growth.”

Key Third-Quarter Highlights

•

ICx was awarded a system-engineering, analysis and integration contract by the U.S. Army Research and Development Engineering Command Acquisition Center, with an estimated value of up to $711 million over seven years. This was presented as a single contract for the Joint Nuclear, Biological, Chemical Reconnaissance System Increment II (JNBCRS 2) program.

•

ICx Transportation business unit was awarded a $12 million contract to construct, integrate and maintain a leading-edge, fog-detection and warning system for the Department of Transportation (CALTRANS) along the Highway 99 corridor in central California. This marks the third major win of this new unit.

•

ICx Tactical Platforms was awarded a $12 million follow-on contract as part of the U.S Army’s multi-billion dollar Base Expeditionary Targeting and Surveillance Sensors-Combined (BETSS-C) program, which is run by the Asymmetric Warfare Office.

•

With positive operating cash flow, more than $45 million in cash, $25 million in net receivables and virtually no debt, ICx maintains a strong financial position to continue successfully executing on its strategy.

•	ICx has restructured its board, audit, governance and compensation committees and is now fully independent.

Nine-Month Financial Results

For the nine months ended Sept. 30, 2008, the Company’s revenue grew by 25 percent to $118.7 million, as compared to $94.6 million for the nine months ended Sept. 30, 2007. Gross profit for the current nine months increased 27 percent to $53.0 million, or 44.7 percent of revenue, from $41.8 million, or 44.2 percent of revenue, from the same period a year ago.

Adjusted EBITDA loss for the first nine months of 2008 was ($10.0) million compared to ($13.7) million for the same period last year.

Revenue and Earnings Outlook for 2008

Based on the financial results for this quarter and the outlook for the remainder of the year, the Company is reconfirming its earlier guidance for the year ending Dec. 31, 2008, but cautions that the forthcoming Administration change and weak economic conditions could lead to results at or near the lower end of the guidance:

•	Revenue: $177 million—$184 million

•	Adjusted EBITDA Loss: ($2 million)—($7 million)

Conference Call

In connection with the earnings release, ICx will host a conference call and Webcast for investors and analysts to discuss its results for the third quarter.

Participants should call, toll-free, 877-604-9675 (United States/Canada) or 719-325-4845, and request the ICx Technologies call. A telephonic replay will be available for anyone unable to participate in the live call. To access the replay, call 719-457-0820 (United States/Canada) or call toll-free at 888-203-1112 and enter confirmation code 3485234. The recording will be available from 7:30 p.m. (ET) on Thursday, Nov. 13, 2008 through midnight, Nov. 20, 2008 (ET). A live broadcast of the earnings conference call will also be available via the Internet at http://www.ICXT.com in the ‘Events & Presentations’ section under ‘Investor Relations’. The webcast will be archived on the site for 60 days.

About ICx Technologies, Inc.

ICx Technologies is a leader in the development and integration of advanced sensor technologies for homeland security, force protection and commercial applications. Our proprietary sensors detect and identify chemical, biological, radiological, nuclear and explosive threats, and deliver superior awareness and actionable intelligence for wide-area surveillance, intrusion detection and facility security. We then leverage our unparalleled technical expertise and government funding to address other emerging challenges of our time including a cleaner environment, alternative energy and life science.

Safe-Harbor Statement

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the Company’s revenues and Adjusted EBITDA for the third quarter and nine months ending September 30, 2008 and fiscal 2008; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, demand for the Company’s products and services; the ability of the Company to successfully develop and expand its products, services, technologies and markets; the ability of the Company to effectively assimilate acquired businesses and achieve the anticipated benefits of its acquisitions; changes in U.S. government funding levels to purchase the Company’s products and services; the ability of the Company to sell its products to original equipment manufacturers, prime contractors and system integrators; seasonality; competition; the ability of the Company to develop innovative products; the ability of the Company to attract, retain and motivate key personnel; the ability of the Company to secure and maintain key contracts and relationships, including contracts with the U.S. government; general economic, market and business conditions, uncertainties and other factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Use of Non-GAAP Financial Measures

In evaluating its business, ICx considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, minus non-cash equity compensation. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance. The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than ICx, limiting their usefulness as comparative tools. ICx compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

ICx TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Loss

(dollars in thousands, except per share amounts)

	Unaudited
	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues:
Product revenues	$25,500	$22,121	$69,507	$59,707
Contract research and development revenues	8,853	8,725	30,652	24,482
Maintenance, service and other revenues	10,607	3,384	18,496	10,430

Total revenues	44,960	34,230	118,655	94,619

Cost of revenues:
Cost of product revenues	12,052	10,206	33,267	29,058
Cost of contract research and development revenues	5,909	6,311	20,398	16,900
Cost of maintenance, service and other revenues	6,999	2,107	11,971	6,826

Total cost of revenue	24,960	18,624	65,636	52,784

Gross profit	20,000	15,606	53,019	41,835

Operating expenses:
General and administrative	7,718	8,697	25,365	28,073
Sales and marketing	7,291	6,753	23,707	17,003
Research and development	5,611	5,405	18,172	14,691
Depreciation and amortization	3,607	3,367	10,261	10,240

Total operating expenses	24,227	24,222	77,505	70,007

Operating loss	(4,227)	(8,616)	(24,486)	(28,172)

Other income (expense):
Interest income	191	254	867	449
Interest expense	(20)	(341)	(49)	(455)
Other, net	114	143	(266)	128

Total other income (expense)	285	56	552	122

Loss before income taxes	(3,942)	(8,560)	(23,934)	(28,050)
Income tax expense (benefit)	(125)	(1,139)	75	(907)

Loss from continuing operations	$(3,817)	$(7,421)	$(24,009)	$(27,143)
Loss on discontinued operations, net of tax	—	—	—	(1,301)
(Loss) gain on sale of discontinued operations, net of tax	—	580	(903)	5,143

Net loss	$(3,817)	$(6,841)	$(24,912)	$(23,301)

Other comprehensive income

Foreign currency translation adjustment, net of tax	(1,082)	790	(361)	1,575

Comprehensive loss	$(4,899)	$(6,051)	$(25,273)	$(21,726)

Net loss	$(3,817)	$(6,841)	$(24,912)	$(23,301)
Less: Preferred stock dividends including accretion	—	2,519	—	7,384

Net loss attributable to common stockholders	$(3,817)	$(9,360)	$(24,912)	$(30,685)

Net loss per common share
Basic and diluted	$(0.11)	$(0.95)	$(0.73)	$(3.13)

Reconciliation of Non-GAAP Measure:
Net loss	$(3,817)	$(6,841)	$(24,912)	$(23,301)
Add (subtract)
(Gain) loss from discontinued operations	—	(580)	903	(3,842)
Income tax expense (benefit)	(125)	(1,139)	75	(907)
Interest income	(191)	(254)	(867)	(449)
Interest expense	20	341	49	455
Depreciation and amortization	3,607	3,367	10,261	10,240
Stock-based compensation expense	1,366	1,330	4,501	4,110

Adjusted EBITDA	$860	$(3,776)	$(9,990)	$(13,694)

ICx TECHNOLOGIES, INC. AND SUBSIDIARIES

Condensed Balance Sheets

(Unaudited)

(dollars in thousands)

	Unaudited September 30, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$45,721	$64,636
Trade accounts receivable, net	25,085	30,724
Inventories	26,341	18,305
Other current assets	13,062	12,820

Total current assets	110,209	126,485
Property, plant and equipment, net	10,945	9,526
Goodwill and intangibles, net	90,930	93,794
Other noncurrent assets	2,613	2,025

Total assets	$214,697	$231,830

Liabilities and Stockholders’ Equity
Current liabilities	$34,221	$31,031
Noncurrent liabilities	2,012	2,395

Total liabilities	36,233	33,426

Total stockholders’ equity	178,464	198,404

Total liabilities and stockholders’ equity	$214,697	$231,830

ICx TECHNOLOGIES, INC. AND SUBSIDIARIES

Selected Segment Information

(Unaudited)

(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Detection
Product revenue	$16,716	$12,850	$43,277	$32,600
Contract research and development revenue	8,070	7,915	24,143	22,634
Maintenance, service and other revenue	633	8	1,429	298

Total revenue	$25,419	$20,773	$68,849	$55,532
Gross profit %	51.5%	46.8%	49.8%	44.5%

Surveillance
Product revenue	$6,523	$6,993	$19,221	$21,797
Contract research and development revenue	612	810	6,303	1,849
Maintenance, service and other revenue	5,536	817	6,392	1,990

Total revenue	$12,671	$8,620	$31,916	$25,636
Gross profit %	34.5%	45.6%	37.4%	46.2%

Solutions
Product revenue	$2,260	$2,278	$7,009	$5,309
Contract research and development revenue	172	—	206	—
Maintenance, service and other revenue	4,438	2,559	10,675	8,142

Total revenue	$6,870	$4,837	$17,890	$13,451
Gross profit %	36.9%	40.6%	38.2%	39.3%